UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

COLUMBIA PIPELINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36838	47-1982552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 San Felipe St., Suite 2500

Houston, Texas 77056

(Address of principal executive offices, including zip code)

713-386-3701

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 2, 2015, Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement, dated December 2, 2015 (the “Underwriting Agreement”), among the Company and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC as representatives of the underwriters named therein (the “Underwriters”), with respect to the offer and sale of 71,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Company at a price to the public of $17.50 per share ($16.975 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 10,725,000 shares of Common Stock, which the Underwriters exercised in full on December 2, 2015. The securities sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (File No. 333-207893), which became automatically effective on November 9, 2015.

The closing of the sale of Common Stock occurred on December 7, 2015. Net proceeds received by the Company from the sale of 82,225,000 shares of Common Stock were approximately $1.4 billion, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. As described in the prospectus supplement, dated December 2, 2015, filed with the Securities and Exchange Commission on December 3, 2015 (the “Prospectus”), the Company intends to use the net proceeds from this offering for general corporate purposes, including, together with cash flow from operations and available borrowings under its revolving credit facility and the Columbia Pipeline Partners LP revolving credit facility, to fund, directly or indirectly, the capital expenditure requirements of its subsidiaries, which may include making investments in, or other funding arrangements with, Columbia Pipeline Partners LP. Pending such use, the net proceeds from this offering will be used to repay in full amounts outstanding under its revolving credit facility with the remainder to be held as cash or invested in short term securities, or a combination of both.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Underwriters. The Underwriting Agreement also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the Common Stock and for customary contribution provisions in respect of those liabilities.

The Underwriters and their affiliates have provided and in the future may continue to provide various financial advisory, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 2, 2015, the Company issued a news release announcing that it priced an underwritten public offering of 71,500,000 shares of Common Stock. The Company granted the Underwriters a 30-day option to purchase up to an additional 10,725,000 shares of the Common Stock, which the Underwriters exercised in full on December 2, 2015. A copy of the news release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 2, 2015, among Columbia Pipeline Group, Inc. and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC as representatives of the underwriters named therein.

5.1	Opinion of Vinson & Elkins, L.L.P.

23.1	Consent of Vinson & Elkins, L.L.P. (contained in Exhibit 5.1 hereto).

99.1	Press Release of Columbia Pipeline Group, Inc., dated December 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA PIPELINE GROUP, INC.

Dated: December 7, 2015	By:	/s/ Steven B. Nickerson
Steven B. Nickerson Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 2, 2015, among Columbia Pipeline Group, Inc. and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC as representatives of the underwriters named therein.

5.1	Opinion of Vinson & Elkins, L.L.P.

23.1	Consent of Vinson & Elkins, L.L.P. (contained in Exhibit 5.1 hereto).

99.1	Press Release of Columbia Pipeline Group, Inc., dated December 2, 2015.